UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2010

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	20-4743916
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2010, the Compensation Committee of the Board of Directors of Kennedy-Wilson Holdings, Inc. (the “Company”) approved a cash bonus award for the Company’s chief financial officer for the year ended December 31, 2009. Other compensation for fiscal year 2009 was previously reported by the Company in the Summary Compensation Table of the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 19, 2010 (the “Annual Report”). As of the filing of the Annual Report, the cash bonus for the chief financial officer had not been determined and, therefore, was omitted from the Summary Compensation Table included in the Annual Report. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus award and total compensation for the chief financial officer is set forth below.

	Fiscal 2009
Name and Principal Position	Cash Bonus Award	Total Compensation
Freeman Lyle Executive Vice President and Chief Financial Officer	$115,000	$1,256,932

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Dated: May 28, 2010	By:	/s/ FREEMAN A. LYLE
	Name:	Freeman A. Lyle
	Title:	Chief Financial Officer